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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On February 13, 2004, UnitedGlobalCom, Inc. (the "Company") issued a press release announcing the preliminary results of its previously announced rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on February 12, 2004. As of the expiration time, rightsholders have subscribed in the rights offering for all of the approximately 83.0 million shares of the Company's Class A common stock, all of the approximately 2.3 million shares of the Company's Class B common stock and all of the approximately 84.9 million shares of the Company's Class C common stock offered in the rights offering for gross proceeds of approximately $1.0 billion. A copy of the press release of the Company is attached as Exhibit 99.1 hereto and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated February 13, 2004, announcing preliminary results of the rights offering.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Senior Vice President

Date: February 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated February 13, 2004, announcing preliminary results of the rights offering.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX